Exhibit 99.2

1 Trademark of Trinseo PLC or its affiliates Third Quarter 2026 Financial Results November 9, 2026

2 Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” ”estimate,” “see,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to obtain approval of the joint prepackaged plan of reorganization or other motions or requests made with respect to the voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Chapter 11 Cases”); our ability to consummate the plan of reorganization and emerge from Chapter 11 within our currently expected timeline or at all; the effects of the Chapter 11 Cases, including increased professional costs, on our liquidity, results of operations and business; the outcome of litigation related to the Chapter 11 Cases; the consummation of the transactions contemplated by the plan of reorganization, including the ability of the parties to negotiate definitive agreements and satisfy the other conditions of the plan of reorganization, including completion of the Irish examinership proceedings and other regulatory filings; our ability to continue as a going concern; our ongoing discussions with ou financial stakeholders; our significant levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existin indebtedness; deterioration of our credit profile limiting our access to commercial credit; unexpected payment obligations or liabilities which could create liquidit challenges; conditions in the global economy and capital markets, including persistent decreased customer demand and the impact of tariffs on global trade relations; ongoin geopolitical tensions or conflicts, such as the Russia-Ukraine war and military conflict in Iran; our ability to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profi limiting our access to commercial credit; increased energy costs; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; compliance with laws a regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; our ability t generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q3 2026 Results • Net loss of $49 million and EPS of negative $0.05 included $43 million of reorganization items, net and $56 million of lower interest expense • Adjusted EBITDA* of $51 million was $21 million above prior year, primarily from favorable net timing, higher equity income from Americas Styrenics, and fixed cost improvements related to previously announced asset restructuring actions * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Third quarter cash provided by operating activities of $26 million and capital expenditures of $11 million resulted in Free Cash Flow* of $15 million • Third quarter ending cash of $213 million (of which $32 million was restricted) and total liquidity of $186 million, which was essentially unchanged from Q2 Q3 Highlights • Continued focus on expansion of our strategic businesses, with 14% higher volumes in our growth platforms and 7% higher volumes in our recycled content containing sales • Trinseo has initiated the consultation process with the Works Council in the Netherlands, including the intention to cease Latex Binders manufacturing at our Terneuzen site and consolidate production at our remaining European Latex manufacturing facilities Debt Restructuring • On October 28, the mediation process with our lenders concluded without an agreement • While we await final judgment, we continue to operate business as usual with no interruptions to business operations and no concessions to vendors, suppliers, customers, or employees • Upon completion, we will emerge with a stronger balance sheet and improved long-term financial flexibility

4 Europe $338 U.S. $258 Asia-Pacific $151 Rest of World $32 Q3 2026 Sales and Volume Summary Q3 Net sales in $millions Q3 Volume variances exclude styrene-related sales Third Quarter Volume Drivers: Europe • Lower volumes in Polymer Solutions mainly from polystyrene and to a lesser extent ABS, due to weak end market demand following pre-buying in Q2 • Lower volumes in MMA due to persistent subdued demand and pull-forward of purchases into Q2 • Partial offset from higher volumes in Latex Binders across paper & board, textile, and CASE applications, lapping a very subdued prior year quarter U.S. • Higher volumes in paper & board and textile from share gain • Higher volumes in ABS related to share gain from the INEOS closure • Lower volumes in MMA and compounding driven by weak end market demand, including continued decline in mobility Asia • Lower volumes in paper & board and textile in a highly cost competitive market • Higher volumes in CASE and battery binders from new products and continued strategic expansion • Polymer Solutions volume decline from lower demand Net Sales: $779 Net Sales YoY: 5% Sales Volume YoY: (11)% Sales Volume YoY: (16)% Sales Volume YoY: (13)% Sales Volume YoY: 0%

5 Trinseo Q3 2026 Financial Results Net Sales • Versus prior year: Adjusted EBITDA* of $51 million was $21 million above prior year primarily due to favorable net timing and savings from previously announced asset restructuring actions in the current year • Equity affiliate income from Americas Styrenics was $9 million in the quarter, versus $(2) million in prior year and $1 million in prior quarter, with the improvements due to non-recurring adverse impacts of the prior year unplanned outage and seasonal demand improvement over prior quarter, despite continuation of muted end market demand * See Appendix for a reconciliation of non-GAAP measures $779 ($49) $743 ($110) Net Sales Net Loss Net Sales & Net Loss ($MM) Q3'26 Q3'25 $51 $30 Q3'26 Q3'25 Adjusted EBITDA* ($MM) ($1.34) ($0.05) ($3.05) ($2.41) Diluted EPS Adj EPS* EPS ($) Q3'26 Q3'25 Vol Price FX Total (8%) 13% (0%) 5%

6 Engineered Materials • Versus prior year: Adjusted EBITDA decrease of $10 million was due to lower margins related to lower medical sales from the closure of our polycarbonate plant in Germany and lower demand in mobility, partially offset by fixed costs savings from the closure of our virgin MMA production facilities in Italy • Versus prior quarter: Adjusted EBITDA decrease of $20 million was primarily attributable to lower volumes in Europe Compounding, PMMA Resins and Sheets due to weak market demand and pre-buying in Q2 • Volumes of recycled content containing products grew 7% in the quarter versus prior year $259 $273 Qtr3 2026 Qtr3 2025 Net Sales ($MM) $24 $34 Qtr3 2026 Qtr3 2025 Adjusted EBITDA ($MM) 61 70 Qtr3 2026 Qtr3 2025 Volume (kt) Vol Price FX Total (8%) 3% (0%) (5%)

7 • Versus prior year: Adjusted EBITDA was $5 million above prior year primarily due to favorable net timing and higher volumes in battery binders, CASE, and textiles • Versus prior quarter: Adjusted EBITDA increased $6 million sequentially due to $10 million of favorable net timing despite lower volume in Europe paper & board following a Q2 demand uplift • Sales volumes in CASE and battery binders were up 16% versus prior year and up 1% versus prior quarter as we continue to pursue growing our product portfolio and gaining share Latex Binders Vol Price FX Total 3% 16% (0%) 19% $236 $198 Qtr3 2026 Qtr3 2025 Net Sales ($MM) $22 $17 Qtr3 2026 Qtr3 2025 Adjusted EBITDA ($MM) 97 97 Qtr3 2026 Qtr3 2025 Volume (kt)

8 Polymer Solutions • Versus prior year: Adjusted EBITDA of $12 million was $8 million above prior year primarily due to favorable net timing, margin improvement from raw material volatility, and commercial initiatives as well as lower fixed costs, partially offset by reduced volumes in Europe and Asia • Versus prior quarter: Adjusted EBITDA decrease of $31 million was due to lower margins and unfavorable net timing in polystyrene and ABS * Volume excludes styrene-related sales $283 $271 Qtr3 2026 Qtr3 2025 Net Sales ($MM) Vol Price FX Total (15%) 20% (1%) 4% $12 $4 Qtr3 2026 Qtr3 2025 Adjusted EBITDA ($MM) 140 166 Qtr3 2026 Qtr3 2025 Volume* (kt)

9 $181 $5 $0 Liquidity (Q3 2026) Cash and Borrowing Facilities ($ millions) AR Securitization Cash $186MM Combined Cash and Availability under Committed Facilities Liquidity Details: • As of September 30, 2026, the Revolving Credit Facility is included within liabilities subject to compromise, along with other prepetition indebtedness; therefore, the Company did not have any funds available for borrowing under this facility • $145 million drawn on the AR Securitization; total facility capacity of $150 million fully available • Cash of $181 million excludes restricted cash of $32 million • The Company is in compliance with liquidity covenants under the DIP Financing arrangements Debt Restructuing Progress: • Operations continue as normal in the U.S. and globally • No concessions or impacts to vendors, suppliers, customers, or employees • Chapter 11 Emergence anticipated in early 2027 Revolving Credit Facility

10 Appendix

Segment Information

TRINSEO

(in $millions, unless noted)	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	2024	2025
Engineered Materials	78	88	74	71	72	76	70	63	72	70	61	310	282
Latex Binders	119	111	106	97	98	92	97	93	98	102	97	434	380
Polymer Solutions	204	174	167	172	174	165	166	161	162	136	140	718	666
Trade Volume* (kt)	**402**	**374**	**347**	**340**	**345**	**334**	**333**	**317**	**331**	**308**	**298**	**1,462**	**1,329**
Engineered Materials	283	324	294	276	277	293	273	240	263	292	259	1,177	1,084
Latex Binders	241	252	242	218	209	204	198	176	197	248	236	954	788
Polymer Solutions	380	344	331	327	298	287	271	246	265	306	283	1,382	1,103
Net Sales	**904**	**920**	**868**	**821**	**785**	**784**	**743**	**663**	**725**	**845**	**779**	**3,513**	**2,975**
Engineered Materials	10	32	34	27	26	31	34	27	34	43	24	102	117
Latex Binders	26	26	26	19	24	17	17	9	16	16	22	95	67
Polymer Solutions	29	16	23	17	44	5	4	15	24	43	12	86	69
Americas Styrenics	6	16	4	(10)	(2)	8	(2)	(7)	2	1	9	15	(3)
Corporate	(26)	(23)	(20)	(26)	(28)	(20)	(22)	(18)	(23)	(23)	(16)	(95)	(88)
Adjusted EBITDA**	**45**	**67**	**66**	**26**	**65**	**42**	**30**	**26**	**53**	**81**	**51**	**204**	**163**
Adj EBITDA Variance Analysis													
Net Timing** Impacts - Fav/(Unfav)													
Engineered Materials	(7)	0	1	(1)	(0)	(1)	(1)	(3)	(3)	3	7	(6)	(5)
Latex Binders	2	(1)	1	0	1	(2)	(1)	(1)	1	(6)	4	2	(3)
Polymer Solutions	18	(9)	2	(9)	8	(8)	(7)	(2)	10	10	1	2	(8)
Net Timing* Impacts - Fav/(Unfav)**	**13**	**(10)**	**3**	**(9)**	**9**	**(10)**	**(9)**	**(6)**	**7**	**7**	**12**	**(2)**	**(16)**

*Trade volume excludes styrene-related sales
**See this Appendix for a reconciliation of non-GAAP measures
***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

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US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	2024	2025
Net Loss	(75.5)	(67.8)	(87.3)	(117.9)	(79.0)	(105.5)	(109.7)	(251.4)	(115.9)	(119.6)	(49.0)	(348.5)	(545.6)
Interest expense, net	63.0	64.7	72.3	67.5	66.6	69.5	70.6	67.1	78.7	72.4	15.0	267.5	273.8
Provision for (benefit from) income taxes	5.4	20.3	3.4	1.4	6.6	2.5	8.3	25.2	9.4	0.5	6.5	30.5	42.6
Depreciation and amortization	45.0	46.6	48.3	70.3	36.0	59.8	56.4	139.4	49.8	38.8	37.9	210.2	291.6
EBITDA	37.9	63.8	36.7	21.3	30.2	26.3	25.6	(19.7)	22.0	(7.9)	10.4	159.7	62.4
Other items	1.3	2.5	0.9	1.7	2.3	2.9	1.1	3.4	25.0	35.3	(7.0)	6.4	9.7
Restructuring and other charges	9.4	4.0	28.5	2.8	7.4	10.8	3.7	42.0	9.2	8.8	5.8	44.7	63.9
Loss on financing transactions	-	-	-	-	24.9	1.6	-	-	-	6.0	-	-	26.5
Net gain on disposition of businesses and assets	(3.6)	(3.5)	-	-	-	-	-	-	(3.6)	(2.5)	(1.4)	(7.1)	-
Reorganization items, net	-	-	-	-	-	-	-	-	-	41.3	43.2	-	-
Adjusted EBITDA	45.0	66.8	66.1	25.8	64.8	41.6	30.4	25.7	52.6	81.0	51.0	203.7	162.5
Adjusted EBITDA to Adjusted Net Income													
Adjusted EBITDA	45.0	66.8	66.1	25.8	64.8	41.6	30.4	25.7	52.6	81.0	51.0	203.7	162.5
Interest expense, net	63.0	64.7	72.3	67.5	66.6	69.5	70.6	67.1	78.7	72.4	15.0	267.5	273.8
Provision for (benefit from) income taxes - Adjusted	4.2	5.9	3.5	6.4	1.2	2.8	3.9	9.6	9.6	(1.2)	1.1	20.0	17.5
Depreciation and amortization - Adjusted	46.3	47.9	47.8	46.4	45.5	44.9	42.6	41.1	38.9	36.8	36.7	188.4	174.1
Adjusted Net Income (Loss)	(68.5)	(51.7)	(57.5)	(94.5)	(48.5)	(75.6)	(86.7)	(92.1)	(74.6)	(27.0)	(1.8)	(272.2)	(302.9)
Wtd Avg Shares - Diluted (000)	*35,250*	*35,307*	*35,360*	*35,403*	*35,513*	*35,674*	*35,959*	*35,995*	*36,205*	*36,560*	*36,704*	*35,330*	*35,787*
Adjusted EPS - Diluted ($)	*(1.94)*	*(1.46)*	*(1.63)*	*(2.67)*	*(1.37)*	*(2.12)*	*(2.41)*	*(2.56)*	*(2.06)*	*(0.74)*	*(0.05)*	*(7.71)*	*(8.46)*
Adjustments by Statement of Operations Caption													
Loss on extinguishment of long-term debt	-	-	0.6	-	0.2	-	-	-	-	6.0	-	0.6	0.2
Cost of sales	-	-	-	-	-	-	-	-	0.8	-		-	-
SG&A	7.1	6.5	29.6	4.5	34.4	16.0	4.8	47.6	30.4	40.3	(1.9)	47.7	102.8
Other expense (income), net	-	(3.5)	(0.8)	-	-	(0.7)	-	(2.2)	(0.6)	1.3	(0.7)	(4.3)	(2.9)
Reorganization items, net	-	-	-	-	-	-	-	-	-	41.3	43.2	-	-
Total EBITDA Adjustments	*7.1*	*3.0*	*29.4*	*4.5*	*34.6*	*15.3*	*4.8*	*45.4*	*30.6*	*88.9*	*40.6*	*44.0*	*100.1*
Free Cash Flow Reconciliation													
Cash provided by (used in) operating activities	(66.2)	(41.9)	8.8	85.1	(110.2)	6.8	(21.6)	22.6	(232.9)	(115.3)	25.9	(14.2)	(102.4)
Capital expenditures	(15.7)	(14.2)	(12.2)	(21.2)	(8.7)	(9.8)	(16.5)	(16.0)	(11.3)	(10.0)	(11.3)	(63.3)	(51.0)
Free Cash Flow	(81.9)	(56.1)	(3.4)	63.9	(118.9)	(3.0)	(38.1)	6.6	(244.2)	(125.3)	14.6	(77.5)	(153.4)

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated November 9, 2026. Totals may not sum due to rounding.

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